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                                                                    Exhibit 10.2

CERTIFICATE OF AMENDMENT

             Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporations
         (Pursuant to NRB 78.385 and 78.380 - After Issuance of Stock)

1. Name of Corporation

PALOMINE MINING, INC.

2. The articles have been amended as follows (prove article numbers, if available):


Article FIRST. That the name of the corporation shall be: "UNIVERSAL BIOENERGY, INC."

Article FOURTH. That the total number of issued and outstanding shares of common stock of the corporation (4,300,000 shares) shall be increased by way of a forward stock split (the "Stock Split") in the amount of five (5) shares of common stock for one (1) share of common stock currently issued and outstanding. Thus for each share of common stock currently issued and outstanding an additional four (4) shares of common stock shall be issued. Following the effective date of the Stock Split the total issued and outstanding shares of common stock of the corporation shall be approximately 21,500,000. The record date for the Stock Split shall be November 3, 2007 with a payment date of approximately November 6, 2007. That the total number of stock authorized that may be issued by the corporation shall TWO HUNDRED MILLION (200,000,000) shares of common stock with a par value of ONE TENTH OF ONE CENT ($0.001) and ONE MILLION (1,000,000) shares of preferred stock with a par value of ONE TENTH OF ONE CENT ($0.001). The Board of Directors of the corporation has full right and authority to divide such shares, at any time and from time to time, into one or more classes or series or both, as the Board may delegate and to determine for any such class or series its voting rights, deligations, preferences and priviledges, including, without limitation, conversion rights.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:

4. Effective date of filing:

5. Officer Signature (Required): /s/ Frank H. Ward
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